Exhibit 10.1

                           CONSENT AND AMENDMENT NO. 6
                         TO LOAN AND SECURITY AGREEMENT

      CONSENT AND AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT, dated as of August 30, 2007 (this "Amendment"), by and among Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders"), C&D Technologies, Inc., a Delaware corporation ("Parent"), C&D Technologies (Datel), Inc., a Delaware corporation ("Datel"), C&D Technologies (CPS) LLC, a Delaware limited liability company ("CPS, and together with Parent and Datel, each individually a "Borrower" and collectively, "Borrowers"), C&D Charter Holdings, Inc., a Delaware corporation ("Charter"), C&D Dynamo Corporation, a Delaware corporation ("Dynamo"), Dynamo Acquisition Corporation, a Delaware corporation ("Acquisition"), C&D International Investment Holdings Inc., a Delaware corporation ("International") and Datel Holding Corporation, a Delaware corporation ("Datel Holding", and together with Charter, Dynamo, Acquisition and International, each individually a "Guarantor" and collectively, "Guarantors". All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

                              W I T N E S S E T H :

      WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 7, 2005, by and among Agent, Lenders, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement, dated March 30, 2006, Consent, Waiver, Amendment No. 2 to Loan and Security Agreement, dated as of June 14, 2006 and Consent, Amendment No. 3 to Loan and Security Agreement, dated as of December 21, 2006, Amendment No. 4 to Loan and Security Agreement, dated as of April 13, 2007 and Amendment No. 5 to Loan and Security Agreement, dated as of July 20, 2007, as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

      WHEREAS, Parent, as seller, and Murata Manufacturing Co., Ltd., as purchaser ("Purchaser"), have entered into the Purchase Agreement, dated as of June 19, 2007, between Parent and Purchaser (the "Purchase Agreement", and together with all schedules, exhibits, supplements, riders and amendments thereto and all other deeds, bills of sale, agreements, documents and instruments executed and/or delivered pursuant thereto, collectively, the "Purchase Documents"), under which Parent has agreed to sell to Purchaser (a) all of the issued and outstanding Capital Stock of each of NCL Holdings Limited, C&D Technologies de Mexico

S.A. de C.V., Datel Holding Corporation, C&D Dynamo Corporation, Dynamo Acquisition Corporation and C&D Technologies (CPS) LLC (collectively, the "Purchased Capital Stock") and (b) all of Parent's right, title and interest in and to certain other assets relating to the Power Electronics Division business as more fully described on Schedule A attached hereto (collectively, the "Specified Collateral");

      WHEREAS, pursuant to the terms of the Loan Agreement and the other Financing Agreements, Agent is the holder of security interests in and liens upon, among other assets and properties of Borrower, the Specified Collateral;

      WHEREAS, Borrowers and Guarantors have requested that (a) Agent and Lenders consent to the sale by Parent to Purchaser of the Purchased Capital Stock and the Specified Collateral under the Purchase Agreements and (b) Agent release its security interests in and liens upon the Specified Collateral, and Agent and Lenders are willing to provide such consents and release, subject to the terms and conditions contained in this letter agreement;

      WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such consent and amendments;

      NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Consent. Pursuant to the request by Borrowers, in accordance with the terms hereof, Agent and Lenders hereby consent to the consummation by Parent of the Purchase Documents and the sale by Parent to Purchaser of the Purchased Capital Stock and the Specified Collateral in accordance with the terms of the Purchase Agreement free of the security interests and liens of Agent; provided, that, each of the following conditions be or shall have been satisfied at or prior to closing in respect of such Purchase Agreement as reasonably determined by Agent:

            1.1. on the date of the closing of the sale of the Purchased Capital Stock to Purchaser (the "Closing Date"), Agent shall receive by wire transfer in immediately available funds the net proceeds of the sale of the Purchased Capital Stock in an amount up the outstanding principal balance under the Financing Agreements, together with accrued and unpaid interest in respect thereof to the date of payment (the "Balance Payment");

            1.2. the Closing Date shall have occurred on or before August 31, 2007, or such later date as Agent may agree to in writing;

            1.3. after the execution and delivery date of the Purchase Agreement, neither Parent nor any other Borrower or Guarantor shall enter into any amendment to the Purchase Agreement in any manner materially adverse to the interest of Parent or any other Borrower or Guarantor, Agent or Lenders without the prior written consent of Agent

            1.4. on or before the Closing Date, Agent shall have received true, correct and complete copies of the Purchase Agreement and all of the other Purchase Documents.


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

      2. Application of Proceeds. Upon receipt of the Balance Payment referred to in Section 1 hereof in immediately available funds, Agent shall apply the same to the outstanding Obligations pursuant to and in accordance with Section
6.4 of the Loan Agreement.

      3. Representations, Warranties and Covenants. Borrowers and Guarantors represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letters of Credit by Agent to Borrowers:

            3.1. This letter agreement and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers or Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms.

            3.2. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the consummation of the Purchase Documents or any part thereof, and no governmental action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Documents.

            3.3. Neither the consummation of the transactions contemplated by the Purchase Documents, nor the execution and delivery of the Purchase Documents as consented to under Section 1 hereof or any other agreements, documents or instruments in connection therewith, nor compliance with the provisions thereof before the date hereof or upon the Closing Date (a) has violated or will violate any Federal or State securities laws, any State corporation law, or any other applicable law or regulation or any order or decree of any court or governmental instrumentality in any material respect as determined by Agent, (b) does or will conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed of trust, security agreement or material agreement or instrument to which any Guarantor or Borrower is a party or may be bound, other than conflicts or defaults under certain real estate leases, intellectual property licenses and equipment leases, (c) does or will violate any provision of the Certificate of Incorporation or Certificate of Formation, as applicable, or By-Laws, operating agreement or similar charter documents of any Borrower or Guarantor, or (d) has resulted in or if consummated or effected after the date hereof shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent.

            3.4. All actions and proceedings required by the Purchase Documents, applicable law and regulation to have been taken prior to the effectiveness of the stock purchases contemplated by the Purchase Agreement, have been or shall be taken prior to the effectiveness of the sale of the Purchased Capital Stock and all transactions required thereunder have been and shall be, or will be, duly and validly consummated.


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

            3.5. No action of, or filing with, or consent of any governmental or public body or authority, and no approval or consent of any other party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this letter agreement and each other agreement or instrument to be executed and delivered pursuant hereto.

            3.6. The terms and conditions of the Purchase Documents do not and shall not include any terms that include any limitation on the right of any continuing Borrower to request or receive Loans or Letters of Credit or the right of any continuing Borrower or Guarantor to amend or modify any of the terms and conditions of the Loan Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of continuing Borrowers and continuing Guarantors with Agent and Lenders (other than the release of security interests and liens of Agent in the Purchased Capital Stock and the Specified Collateral and transactions contemplated by the Purchase Agreement).

      4. Conditions Precedent. Concurrently with the execution and delivery hereof (except to the extent otherwise indicated below), and as a condition to the effectiveness of this letter agreement and the agreement of Agent to the modifications and amendments set forth in this letter agreement:

            4.1. Agent shall have received a photocopy of an executed original or executed original counterparts of this letter agreement by facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), as the case may be, duly authorized, executed and delivered by Borrowers and Guarantors; and

            4.2. prior to the effectiveness of the transactions contemplated by the Purchase Documents, no court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits the consummation of the transactions contemplated by the Purchase Documents or any part thereof, and no governmental action or proceeding shall have been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Documents.

      5. Borrowers and Guarantors. From and after the consummation of the sale of the Purchased Capital Stock on the Closing Date, the term "Borrowers" in the Loan Agreement and the other Financing Agreements shall no longer include or refer, or be deemed to include or refer, to C&D Technologies (CPS) LLC or C&D Technologies (Datel), Inc. and the term "Guarantors" in the Loan Agreement and the other Financing Agreements shall no longer include or refer, or be deemed to include or refer, to C&D Dynamo Corporation, Dynamo Acquisition Corporation, Datel Holding Corporation or C&D Charter Holdings, Inc.

      6. Release and Termination. Upon the closing of the transactions contemplated by the Purchase Documents and upon the receipt by Agent of the Balance Payment, Agent shall be deemed to have released and terminated its security interests in and liens upon the Purchased Capital Stock and the Specified Collateral and Agent shall, at the expense of continuing Borrowers, file (or authorize continuing Borrowers or Purchaser to file) Uniform Commercial Code amendments providing for the release by Agent of its security interests in and liens upon the Purchased Capital Stock and the Specified Collateral in order to effectuate the purposes hereof. Notwithstanding the foregoing, nothing contained herein or otherwise shall be deemed a release or termination by Agent of any security interests in and liens upon any assets of any Borrower which constitute Collateral other than the Purchased Capital Stock and the Specified Collateral, all of which shall continue in full force and effect. Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the Obligations of Borrowers to Agent and Lenders, or any duties, obligations or responsibilities of Borrowers and Guarantors to Agent and Lenders under the Financing Agreements.

      7. General Release. Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements. Agent, the Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the consummation of the transactions contemplated by this Amendment and thus each Borrower and Guarantor makes the release contained in this Section 6. In consideration of Agent's and Lenders' entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world up to and including the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, in any way affecting, concerning or arising out of or founded upon this Amendment, the Loan Agreement or any of the other Financing Agreements, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties arising from, in connection with or related to the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the "Claims"). Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby. Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

      8. Effect of This Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes, modifications or consents to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

      9. Further Assurances. Each party shall execute and deliver such additional documents and take such additional action as may be requested by the other party to effectuate the provisions and purposes of this Amendment.

      10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

      11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or other method of electronic transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT                                       BORROWERS


WACHOVIA BANK, NATIONAL
ASSOCIATION, as Agent                       C&D TECHNOLOGIES, INC.

By: /s/ Georgios Kyvernitis                 By: /s/ James D. Dee
   ---------------------------------           ------------------------------

Title: Director                             Title: Vice President
      ------------------------------              ---------------------------


LENDERS                                     C&D TECHNOLOGIES (DATEL), INC.

WACHOVIA BANK, NATIONAL ASSOCIATION         By: /s/ James D. Dee
                                               ------------------------------
By: /s/ Georgios Kyvernitis
   ---------------------------------        Title: Vice President
                                                  ---------------------------
Title: Director
       -----------------------------
                                            C&D TECHNOLOGIES (CPS) LLC

WELLS FARGO FOOTHILL, LLC
                                            By: /s/ James D. Dee
By: /s/ Mark Bradford                          ------------------------------
   ---------------------------------
                                            Title: Secretary
Title: Vice President                             ---------------------------
      ------------------------------

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                                           [Consent to PED Sale]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                    GUARANTORS


                                    C&D CHARTER HOLDINGS, INC.

                                    By: /s/ James D. Dee
                                        --------------------------------------

                                    Title: Director
                                          ------------------------------------


                                    C&D DYNAMO CORPORATION

                                    By: /s/ James D. Dee
                                        --------------------------------------

                                    Title: Secretary
                                          ------------------------------------


                                    DYNAMO ACQUISITION CORPORATION

                                    By: /s/ James D. Dee
                                        --------------------------------------

                                    Title: Secretary
                                          ------------------------------------


                                    C&D INTERNATIONAL INVESTMENT HOLDINGS INC.

                                    By: /s/ James D. Dee
                                        --------------------------------------

                                    Title: Secretary
                                          ------------------------------------


                                    DATEL HOLDING CORPORATION

                                    By: /s/ James D. Dee
                                        --------------------------------------

                                    Title: Secretary
                                          ------------------------------------

                                                           [Consent to PED Sale]

                                   Schedule A

      The assets of C&D Technologies, Inc. to be released consist of the following property and assets that are owned by C&D Technologies, Inc., a Delaware corporation located in Blue Bell, PA, that are to be sold under the Purchase Documents, but only to the extent such property and assets exist as of the date such assets are sold pursuant to the Purchase Documents:

                            [To be completed by C&D]

                                                           [Consent to PED Sale]